UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2019

CANNIS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-214122	98-1322537
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Level 9, Melilea Tower, No. 6, Avenue 3

The Horizon, Bangsar South, No. 8, Jalan Kerinchi

59200, Kuala Lumpur

 (Address of Principal Executive Offices)

+603 2242 0484

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 24, 2019, the Company amended its Articles of Incorporation by filing a Certificate of Amendment with the Nevada Secretary of State which;

(a). Increased the authorized shares of its common stock, $0.001 par value, from 75,000,000 to 1,500,000,000 shares, and

(b). Created a class of preferred stock, $0.001 par value, called the Class A Preferred Stock in the amount of 10,000,000 authorized shares, with each share of Class A Preferred Stock having 100 votes to be cast with respect to any and all matters presented to shareholders for a vote whether at a meeting of shareholders or by written consent. Apart from the voting rights stated in the preceding sentence, the Class A Preferred Stock shall have no other rights, privileges or preferences (collectively, the “Corporate Actions”).

A copy of the filed Certificate of Amendment is attached hereto as Exhibit 3.1(a).

The Corporate Actions were adopted by written consent of our sole Director on April 23, 2019, and the sole Director recommended that the Corporate Actions be presented to our shareholders for approval. On April 24, 2019, our majority stockholder, holding 99% of our outstanding voting securities executed written consent approving Corporate Actions.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit

Description

3.1(a)

Certificate of Amendment filed with the Nevada Secretary of State on April 24, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cannis, Inc.

(Registrant)

/s/ Eu Boon Ching

Eu Boon Ching

Chief Executive Officer

Date: April 30, 2019

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